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                                                                    EXHIBIT 23.1






                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No.1 to Registration Statement on Form S-3 (No. 333-76880) of our report dated February 6, 2002 (except for Note 24 as to which the date is March 22, 2002) included in Calpine Corporation's Form 10-K for the year ended December 31, 2001 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP

San Jose, California
  April 4, 2002